Exhibit 23.2

Morrill & Associates, LLC
Certified Public Accountants
1448 North 2000 West, Suite 3
Clinton, Utah 84015
801-820-6233 Phone; 801-820-6628 Fax

 May 15, 2012

Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 15, 2011, with respect to the financial statements as of December 31, 2010 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2010, to be included in the filing of the Form 10-K of COPsync, Inc.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates